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                                                                     Exhibit 5.1


                          XAVIER, BERNARDES, BRAGANCA
                              AV. BRASIL, 1980
                           01430-001 SAO PAULO SP
                                  BRAZIL







Sao Paulo, September 5, 1997


To:

Paging Network do Brasil S.A.
Rua Alexandre Dumas, 1.711 / 1  andar
Sao Paulo, Sao Paulo 04717-004






Ladies and Gentlemen:

We have acted as Brazilian counsel to Paging Network do Brasil S.A. (the "Company"), a Brazilian corporation, with respect to the filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") on Form F-4 under the Securities Act of 1933, as amended, relating to the proposed issuance by the Company, in exchange for US$ 125,000,000 aggregate principal amount of its 131/2% Senior Notes due 2005 (the "Old Notes"), of US$ 125,000,000 aggregate principal amount of its 131/2% Senior Notes due 2005 (the "New Notes"). The New Notes are to be issued pursuant to an Indenture dated as of June 1st, 1997 (the "Indenture") between the Company and The Chase Manhattan Bank, as trustee.

In arriving at the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates, governmental and corporate records and other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed herein including the following documents:


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(i)      The Notes Registration Rights Agreement, dated as of June 6, 1997 (the
         "Notes Registration Rights Agreement"), between the Company and
         Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bern Sterns & Co. Inc. and Goldman, Sachs & Co.;

(ii)     The Company's By-laws and the respective Amendments thereto; and

(iii)    The Registration Statement.

In such examination we have assumed, without any independent investigation or verification of any kind, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies. In addition, we have assumed the due authorization, execution and delivery of the transaction documents by each of the parties hereto, other than the Company and that the performance thereof is within the capacity and powers of each of them, other than the Company. We have relied, as to factual matters, on the documents we have examined, including, where applicable, certificates of officers of the Company.

Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to the them in the Operative Documents.

Based upon the foregoing and on examination of such other information, papers, documents and matters of law as we believe necessary to enable us to render this opinion, and subject to the assumptions, qualifications and exceptions set forth herein, we are of the opinion that:

(1)    The Company has been duly organized and is a validly existing
"sociedade anonima" in good standing under the laws of the Federative Republic of Brazil, with full corporate power and authority to own, lease and operate its assets and properties and conduct its business as currently conducted and as described in the Registration Statement;

(2) The Company has all requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder and such execution, delivery, and performance has been duly authorized by all requisite corporate action by the Company;

(3)    The Indenture has been duly executed and delivered by the Company; and

(4) The Company has the requisite corporate power and authority to issue, execute and deliver the New Notes and the issuance, execution and delivery of the New Notes have been duly authorized by all requisite corporate action by the Company. Any and all opinions insofar as they relate to the legality, validity, binding effect or enforceability of any instrument or agreement are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

The opinions expressed herein are limited to laws of Brazil presently existing and we do not purport to express any opinion on any question arising under the law of any other jurisdiction.

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We hereby consent to the filing of this opinion as part of the Registration
Statement and to the use of our name therein and in the related Prospectus under the captions "Enforceability of Civil Liabilities", "Risk Factors" and "Legal Matters".

Very truly yours,





/s/ Maria Regina Mangabeira Albernaz Lynch            /s/ Horacio Bernardes Neto
    XAVIER, BERNARDES, BRAGANCA, Sociedade de Advogados